Exhibit 10.1

MEMBERSHIP INTEREST ASSIGNMENT AND RELEASE OF GUARANTY AGREEMENTS

This Membership Interest Assignment and Release of Guaranty Agreements (this "Agreement") is dated as of December 20, 2024 (the "Effective Date"), and is entered into by and among Summit Healthcare Operating Partnership, LP, a Delaware limited partnership ("Transferor"), Adjacent Intermediate Holdings Inc., a Delaware corporation ("Transferee"), Summit Healthcare REIT, Inc., a Maryland corporation ("Summit REIT"), Oxford Finance LLC, a Delaware limited liability company (in its individual capacity, "Oxford"), in its capacity as administrative agent for the Junior Lenders (as defined below) (in such capacity, the "Junior Loan Agent"), Oxford, in its capacity as administrative agent for the Mezzanine Lenders (as defined below) (in such capacity, the "Mezzanine Loan Agent"), CIBC Bank USA, an Illinois banking corporation (in its individual capacity, "CIBC")"), in its capacity as administrative agent for the Senior Lenders (as defined below) (in such capacity, the "Senior Loan Agent"), Summit Georgia Holdings LLC, a California limited liability company ("Holdings"), Summit Calhoun LLC, a Georgia limited liability company ("Calhoun"), Summit Cartersville LLC, a Georgia limited liability company ("Cartersville"), Summit Chatsworth LLC, a Georgia limited liability company ("Chatsworth"), Summit Decatur LLC, a Georgia limited liability company ("Decatur"), Summit Fairburn LLC, a Georgia limited liability company ("Fairburn"), Summit Flowery Branch LLC, a Georgia limited liability company ("Flowery Branch"), Summit Jasper LLC, a Georgia limited liability company ("Jasper") and Summit Stone Mountain LLC, a Georgia limited liability company ("Stone Mountain", and collectively, with Calhoun, Cartersville, Chatsworth, Decatur, Fairburn, Flowery Branch and Jasper, the "Subsidiaries").

RECITALS

A.           Reference is made to that certain Term Loan and Security Agreement (the "Senior Loan Agreement"), dated December 30, 2021, by and among the Subsidiaries, CIBC and the other financial institutions parties thereto from time to time (collectively, the "Senior Lenders") and Senior Agent.

B.            Reference is made to that certain Subordinated Term Loan and Security Agreement (the "Junior Loan Agreement"), dated December 30, 2021, by and among the Subsidiaries, Oxford and the other financial institutions parties thereto from time to time (collectively, the "Junior Lenders") and Junior Loan Agent.

C.            Reference is made to that certain Mezzanine Term Loan and Security Agreement (the "Mezzanine Loan Agreement"), datedOXFORD FINANCE LLC, a Delaware limited liabil December 30, 2021, by and among Holdings, Oxford and the other financial institutions parties thereto from time to time (collectively, the "Mezzanine Lenders") and Mezzanine Loan Agent.

D.            Summit REIT owns, directly or indirectly, 100% of the equity interests in Transferor and is the manager of Transferor and of Holdings.

E.            Transferor is the sole member of Holdings.

F.            In connection with the Subsidiaries entering into the Senior Loan Agreement and the Junior Loan Agreement and the Transferor entering into the Mezzanine Loan Agreement, Summit REIT entered into (a) that certain Guaranty and Suretyship Agreement, dated December 30, 2021, in favor of Senior Loan Agent (the "Senior Loan Guaranty"), (b) that certain Guaranty and Suretyship Agreement, dated December 30, 2021, in favor of Junior Loan Agent (the "Junior Loan Guaranty") and (c) that certain Guaranty and Suretyship Agreement, dated December 30, 2021, in favor of Mezzanine Loan Agent (the "Mezzanine Loan Guaranty" and collectively with the Senior Loan Guaranty and the Junior Loan Guaranty, the "Guaranties").

G.            In connection with the Subsidiaries entering into the Senior Loan Agreement and the Junior Loan Agreement and the Transferor entering into the Mezzanine Loan Agreement, Subsidiaries and Summit REIT entered into (a) that certain Environmental Indemnity Agreement, dated December 30, 2021, in favor of Senior Loan Agent (the "Senior Environmental Indemnity"), (b) that certain Environmental Indemnity Agreement, dated December 30, 2021, in favor of Junior Loan Agent (the "Junior Environmental Indemnity") and (c) that certain Environmental Indemnity Agreement, dated December 30, 2021, in favor of Mezzanine Loan Agent (the "Mezzanine Environmental Indemnity" and collectively with the Senior Environmental Indemnity and the Junior Environmental Indemnity, the "Environmental Indemnities").

H.            Numerous Events of Default (as defined under the Senior Loan Agreement, the Junior Loan Agreement and the Mezzanine Loan Agreement, respectively) have occurred and are continuing under the Senior Loan Agreement, the Junior Loan Agreement and the Mezzanine Loan Agreement (the "Existing Defaults"), which Existing Defaults would permit, subject to the Intercreditor Agreement (as defined in the Senior Loan Agreement), (a) the Senior Loan Agent to accelerate the Loan (as defined in the Senior Loan Agreement)(the "Senior Loan") and to take enforcement actions to collect on all Liabilities (as defined in the Senior Loan Agreement), as provided in the Financing Agreements (as defined in the Senior Loan Agreement)(the "Senior Financing Agreements"), (b) the Junior Loan Agent to accelerate the Loan (as defined in the Junior Loan Agreement) (the "Junior Loan") and to take enforcement actions to collect on all Liabilities (as defined in the Junior Loan Agreement), as provided in the Financing Agreements (as defined in the Junior Loan Agreement) (the "Junior Financing Agreements"), and (c) the Mezzanine Loan Agent to accelerate the Loan (as defined in the Mezzanine Loan Agreement) (the "Mezzanine Loan", and together with the Senior Loan and the Junior Loan, the "Loans") and to take enforcement actions to collect on all Liabilities (as defined in the Mezzanine Loan Agreement), as provided in the Financing Agreements (as defined in the Mezzanine Loan Agreement) (the "Mezzanine Financing Agreements", and together with the Senior Financing Agreements and the Junior Financing Agreements, the "Financing Agreements").

I.            Effective as of March 12, 2024, and with the consent of the Senior Loan Agent and the Junior Loan Agent, Mezzanine Loan Agent exercised a portion of its rights under the Pledge Agreement (as defined in the Mezzanine Loan Agreement)(the "Pledge Agreement") to appoint and designate Jacen A. Dinoff as the sole Manager of each Subsidiary (in such capacity, the "Subsidiaries' Manager"). The Subsidiaries' Manager thereby controls and has the sole authority to manage the Subsidiaries.

J.            In exchange for Summit REIT being released from its obligations under the Guaranties and Environmental Indemnities, the parties hereto avoiding potentially costly litigation in any enforcement actions with respect to the Loans, the mutual releases provided in Section 7 of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, by entering into this Agreement the Transferor shall have transferred all of the outstanding membership interests of Holdings (the "Transferred Membership Interests") to Transferee, a Delaware corporation designated by Mezzanine Loan Agent (with the consent of Junior Loan Agent and Senior Loan Agent), as set forth below in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing Recitals, the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Assignment of Membership Interests. As of the Effective Date, Transferor hereby conveys, transfers and assigns to Transferee all of Transferor's right, title and interest in, to and under all of the Transferred Membership Interests (the "Membership Interest Assignment"), which Transferred Membership Interests constitute all of the current issued and outstanding membership interests of Holdings. In reliance on the covenants, representations and warranties set forth in this Agreement, Transferee hereby accepts such conveyance, transfer and assignment of the Transferred Membership Interests. For the sake of clarity, Summit REIT and Transferor hereby convey to Transferee any right they may have to appoint or designate the Manager of Holdings.

2.            Resignation as Manager; Appointment of New Manager. As of the Effective Date, Summit REIT hereby resigns as the Manager of Holdings. Effective as of the Membership Interest Assignment on the Effective Date, Jacen A. Dinoff is hereby appointed and designated by Transferee as the sole Manager of Holdings.

3.            Release of Guaranties and Environmental Indemnities.

(a)            Release of the Senior Loan Guaranty and Senior Environmental Indemnity. Subject to the terms and conditions set forth herein, Senior Loan Agent hereby agrees that simultaneously with the consummation of the Membership Interest Assignment, and without any further action by Senior Loan Agent, Summit REIT shall be automatically released and shall have no obligations under the Senior Loan Guaranty or the Senior Environmental Indemnity.

(b)            Release of the Junior Loan Guaranty and Junior Environmental Indemnity. Subject to the terms and conditions set forth herein, Junior Loan Agent hereby agrees that simultaneously with the consummation of the Membership Interest Assignment, and without any further action by Junior Loan Agent, Summit REIT shall be automatically released and shall have no obligations under the Junior Loan Guaranty or the Junior Environmental Indemnity.

(c)            Release of the Mezzanine Loan Guaranty and Mezzanine Environmental Indemnity. Subject to the terms and conditions set forth herein, Mezzanine Loan Agent hereby agrees that simultaneously with the consummation of the Membership Interest Assignment, and without any further action by Mezzanine Loan Agent, Summit REIT shall be automatically released and shall have no obligations under the Mezzanine Loan Guaranty or the Mezzanine Environmental Indemnity.

4.             Representations and Warranties of Summit REIT and Transferor. Summit REIT and Transferor represent and warrant to all of the parties hereto that the statements made in this Section 4 are true, correct and complete:

(a)            Validly Existing. Summit REIT and Transferor are each validly existing and in good standing under the laws of their respective jurisdictions of incorporation, formation or organization.

(b)            Authorization of Transactions. Each of Summit REIT and Transferor has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Summit REIT and Transferor and the consummation by Summit REIT and Transferor of the transactions contemplated hereby have been duly and validly authorized by all required action on their part and no other company proceedings on the part of either of them are necessary to authorize their respective execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Summit REIT and Transferor and this Agreement constitutes a valid and legally binding obligation of each of them, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and equitable principles.

(c)            Title. Transferor is the sole legal and beneficial owner of all of the Transferred Membership Interests, and the Transferor has good and marketable title to such Transferred Membership Interests free and clear of any security interest, claims, liens, pledges, options, rights of first refusal, rights of first offer, encumbrances, charges, agreements, voting trusts, proxies or other arrangements or restrictions of any kind. None of the Transferred Membership Interests are certificated and neither Holdings nor Summit REIT has taken any action to provide that any membership interest in Holdings is a "security" within the meaning of, or to be governed by, Article 8 (Investment Securities) of the Uniform Commercial Code as in effect under the laws of any state having jurisdiction. The Transferred Membership Interests constitute all of the outstanding equity interests in Holdings.

(d)            No Conflicts. Neither the execution and delivery of this Agreement by Summit REIT or Transferor, nor the performance or consummation of the transactions contemplated hereby by either of them, will conflict with, result in the breach of, constitute a default under or require Summit REIT or Transferor to obtain (other than to the extent already obtained) any approvals, consents, amendments or waivers or deliver (other than to the extent already delivered) any notices or filings under: (i) their respective organizational documents, (ii) Holdings' organizational documents, or (iii) any material contract, material agreement, material commitment or material instrument to which Summit REIT, Transferor, Holdings or the any of the Subsidiaries are a party or by which any of their material assets is bound; subject in each case to the terms of the Financing Agreements, and as to the Subsidiaries, the acts of Subsidiaries' Manager.

(e)            Litigation. To the knowledge of Summit REIT and Transferor (i) there is no action, suit, claim, proceeding, arbitration, governmental inquiry or investigation, pending against the Transferor, Holdings or the Subsidiaries or, threatened in writing against the Transferor, Holdings or the Subsidiaries, and (ii) there are no outstanding governmental orders and no unsatisfied judgments, penalties or awards against or affecting Holdings or the Subsidiaries or any of their properties or assets.

(f)            Subsidiaries. Holdings owns all of the outstanding membership interests in each of the Subsidiaries (and such membership interests are all subject to the Pledge Agreement and constitute all outstanding equity interests in the Subsidiaries). Other than such membership interests in the Subsidiaries, Holdings owns no other personal or real property, other than its books and records, its name and other property incidental to its ownership of the membership interests in the Subsidiaries. Without limiting the foregoing, except for the Subsidiaries, Holdings does not own, or have any equity or ownership interests in any other entity, or the right or obligation to acquire any equity or ownership interests in any other entity. Subject to the Pledge Agreement, no person or entity has any right or option or claim to or lien or encumbrance upon or other arrangement or agreement with respect to the membership interests in the Subsidiaries.

(g)            No Undisclosed Liabilities. Except those liabilities that have been incurred by Holdings under the Pledge Agreement, Holdings has no liabilities except those which are not, individually or in the aggregate, material in amount. Other than as disclosed on the financial statements with respect to the Subsidiaries most recently provided to Senior Loan Agent, Junior Loan Agent and Mezzanine Loan Agent, subject to the actions of the Subsidiaries' Manager, if any, the Subsidiaries have no liabilities other than those incurred in the normal course of their business.

(h)            Absence of Changes. Since the date of the most recent financial statements with respect to the Subsidiaries provided Senior Loan Agent, Junior Loan Agent and Mezzanine Loan Agent, subject to the actions of the Subsidiaries' Manager, if any, the business of Holdings and the Subsidiaries has been conducted in the ordinary course of business consistent with past practice, and there has not been, with respect to Holdings or any Subsidiaries, any (i) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect except for any existing Events of Default under the Senior Loan Agreement, the Junior Loan Agreement or the Mezzanine Loan Agreement, (ii) incurrence, assumption or guarantee of any indebtedness, except for the Senior Loan Agreement, the Junior Loan Agreement or the Mezzanine Loan Agreement or (iii) transfer, assignment, sale or other disposition of any of the assets of Holdings or any of the Subsidiaries; and neither Summit REIT nor Transferor are aware of the occurrence of any material damage, destruction or loss (whether or not covered by insurance) to the property of Holdings or any of the Subsidiaries.

(i)            Material Contracts. Other than the Mezzanine Financing Agreements to which it is a party, Holdings is not a party to or bound by any material contract or agreement. Other than the Financing Agreements to which they are a party, no Subsidiary is a party or is bound by any material contract or agreement other than the existing leases of the real property and certain personal property owned by the Subsidiaries.

(j)            Notices. Subject to the Financing Agreements, including without limitation, the Pledge Agreement, the Existing Defaults, and the leases of the real property owned by the Subsidiaries, neither Summit REIT nor Transferor has received any notices evidencing or asserting any liability or material obligation, or any potential liability or material obligation, on the part of Holdings or the Subsidiaries, and neither Summit REIT nor Transferor have any knowledge of circumstances that may result in any such liability or material obligation, except in each case as to notices provided to, or matters written notice of which has been provided to Subsidiaries' Manager. Summit REIT and Transferor have provided copies of all material notices received or sent with respect to the leases of the real property owned by the Subsidiaries or that would be relevant to the owner of such real property to Subsidiaries' Manager.

(k)            Intentionally deleted.

(l)            Compliance with Laws. Holdings and, subject to the actions of Subsidiaries' Manager and the actions of the tenants of the real property owned by the Subsidiaries, each Subsidiary, has complied in all material respects, and is now complying in all material respects, with all laws and regulations applicable to it or its business, properties or assets. To Summit REIT's knowledge, Holdings and each Subsidiary has obtained all permits, licenses, registrations, certificates and similar rights obtained from a governmental authority ("Permits") required for Holdings or a Subsidiary to conduct its business have been obtained by it and are valid and in full force and effect. To Summit REIT's knowledge, all fees and charges with respect to such Permits as of the date hereof have been paid in full. To Summit REIT's knowledge, Holdings and each Subsidiary has complied in all material respects and is now complying in all material respects with the terms all Permits. To Summit REIT's knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

(m)            Environmental Matters. Neither Summit REIT nor Transferor has received (including Summit REIT in its capacity as manager of Holdings or of any Subsidiary from any person or entity any: (i) notice or claim with respect to the violation of any environmental law or environmental Permit with respect to Holdings or a Subsidiary or their real property, or (ii) written request for information pursuant to environmental law with respect to Holdings or a Subsidiary or their real property; which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the date of this Agreement.

(n)            Taxes. Each of Holdings and the Subsidiaries are so-called "disregarded entities" for purposes of federal income taxes. All material taxes due and owing by Holdings or any Subsidiary with respect to any period ending on or before the Effective Date (and taking into account for such periods the Membership Interest Assignment) have been, or shall be, timely paid by Summit REIT or Transferor. To Holdings and each Subsidiary's knowledge, no claim has been made by any taxing authority in any jurisdiction where Holdings or a Subsidiary does not file tax returns that it is, or may be, subject to tax by that jurisdiction. Neither Summit REIT or Transferor has received any notice that Holdings or any Subsidiary is subject to any pending audit, review or examination by a taxing authority. Transferee and Holdings shall be responsible for filing any required state or federal tax returns for Transferee, Holdings and each Subsidiary for the tax year 2024; provided, however, that Transferor shall fully cooperate with Transferee and readily share any documentation and information reasonably required to complete such tax returns.

(o)            Broker's Commissions. Neither Summit REIT nor Transferor is a party to any agreement providing for any fees, commissions or other payments to any person or entity to be due upon the sale or transfer of all or any part of the Transferred Membership Interests and no such fees, commissions or other payments to any person or entity shall be due upon the Membership Interest Assignment as a result of the actions of Summit REIT or Transferor (including Summit REIT's actions taken in the capacity as manager of Holdings or of any Subsidiary); and excluding only the acts, if any, of Subsidiaries' Manager, none of the Subsidiaries or Holdings is subject to any contract or agreement providing for any fees, commissions or other payments to any person or entity to be due upon the Membership Interest Assignment. Summit REIT and Transferor shall indemnify and defend Transferee, Holdings and the Subsidiaries from any cost, claim, loss or expense (including legal fees and expenses) incurred by any of them as a result of a breach of the immediately preceding sentence.

(p)            Full Disclosure. No representation or warranty by Summit REIT or the Transferor in this Agreement or other document furnished or to be furnished to Transferee pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

5.            Representations and Warranties of Transferee. Transferee hereby represents and warrants to all of the parties hereto that the statements made in this Section 5 are true, correct and complete.

(a)            Validly Existing. The Transferee is validly existing and in good standing under the laws of its jurisdiction of formation or organization.

(b)            Authorization of Transactions. The Transferee has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Transferee of this Agreement and the consummation by the Transferee of the transactions contemplated hereby have been duly and validly authorized by all required corporate action on the part of the Transferee and no other company proceedings on the part of the Transferee are necessary to authorize the execution and delivery by the Transferee of this Agreement or the consummation by the Transferee of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Transferee and this Agreement constitutes a valid and legally binding obligation of the Transferee, enforceable against the Transferee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and equitable principles.

(c)            Litigation. There is no action, suit, claim, proceeding, arbitration, governmental inquiry or investigation, in each case before or by any governmental authority, pending against the Transferee or, threatened in writing against the Transferee, which would adversely affect the ability of the Transferee to consummate the transactions contemplated by this Agreement.

(d)            No Conflicts. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereby or thereby by the Transferee will conflict with, result in the breach of, constitute a default under or require the Transferee to obtain (other than to the extent already obtained) any approvals, consents, amendments or waivers or deliver (other than to the extent already delivered) any notices or filings under: (i) the Transferee's organizational documents, and (ii) any material contract, material agreement, material commitment or material instrument to which the Transferee is a party or by which any of its material assets is bound.

6.            Mutual Release of Claims.

(a)            Release of Summit REIT and Transferor. In consideration of the agreements contained herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, effective upon the Membership Interest Assignment, Senior Lenders, Senior Loan Agent, Junior Lenders, Junior Loan Agent, Mezzanine Lenders, Mezzanine Loan Agent, Transferee, Holdings and each of the Subsidiaries, on behalf of themselves and their respective successors and assigns, and their present and former members, shareholders, subsidiaries, directors, managers, officers and agents (collectively, the "Transferee Releasing Parties" and each as a "Transferee Releasing Party"), absolutely, unconditionally, and irrevocably release, remise, and forever discharge Summit REIT and Transferor and each of their respective successors and assigns, and their present and former members, partners, shareholders, directors, managers, officers and agents (collectively, the "Transferor Releasees" and each a "Transferor Releasee"), of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever, of every kind and nature, known or unknown, suspected or unsuspected, at law, in equity, or otherwise, which any Transferee Releasing Party may now or hereafter own, hold, have, or claim to have against the Transferor Releasees, or any of them, related to and/or arising from, directly or indirectly, (i) the Financing Agreements, (ii) the Guaranties, (iii) the Environmental Indemnity Agreements and (iv) any event or omission occurring at any time on or prior to the Effective Date that pertains in any way to the Subsidiaries or their property, or Holdings or its property; provided, however, that the foregoing release shall not release Summit REIT or Transferor from any of their respective obligations under this Agreement or any documents delivered in connection with the consummation of the Membership Interest Assignment. For the sake of clarity, and without limiting the scope or effect of the foregoing provisions of this Section 6 (a) as to any Transferor Releasee, nothing in this Section 6(a) shall be construed to negate or otherwise modify or limit in any respect the obligations of Transferee, Holdings or any Subsidiary under the Financing Agreements.

(b)            Release of Transferee Parties. In consideration of the agreements contained herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, effective upon the Membership Interest Assignment, Summit REIT and Transferor, on behalf of themselves and their respective successors and assigns, and their present and former members, shareholders, subsidiaries, directors, managers, officers and agents (collectively, the "Transferor Releasing Parties" and each as a "Transferor Releasing Party"), absolutely, unconditionally, and irrevocably release, remise, and forever discharge Senior Lenders, Senior Loan Agent, Junior Lenders, Junior Loan Agent, Mezzanine Lenders, Mezzanine Loan Agent, Transferee, Holdings and each of the Subsidiaries and each of their respective successors and assigns, and their present and former members, partners, shareholders, directors, managers (including without limitation, the Subsidiaries' Manager), officers and agents (collectively, the "Transferee Releasees" and each a "Transferee Releasee"), of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever, of every kind and nature, known or unknown, suspected or unsuspected, at law, in equity, or otherwise, which any Transferor Releasing Party may now or hereafter own, hold, have, or claim to have against the Transferee Releasees, or any of them, related to and/or arising from, directly or indirectly, (i) the Financing Agreements, (ii) the Guaranties, (iii) the Environmental Indemnity Agreements and (iv) any event or omission occurring at any time on or prior to the Effective Date that pertains in any way to the Subsidiaries or their property or Holdings or its property; provided, however, that the foregoing release shall not release Senior Lenders, Senior Loan Agent, Junior Lenders, Junior Loan Agent, Mezzanine Lenders, Mezzanine Loan Agent, Transferee, Holdings or any of the Subsidiaries from any of their respective obligations under this Agreement or any documents delivered in connection with the consummation of the Membership Interest Assignment.

7.            Additional Covenants.

(a)            U.S. Person. Concurrently herewith, Summit REIT or Transferor, as applicable, shall deliver to Transferee certification that such party is not a "foreign person" as defined in Section 1445(f) of the Internal Revenue Code and regulations thereunder.

(b)            Transfer Taxes. If any state or local transfer taxes will be due as a result of the Membership Interest Assignment, then concurrently herewith the applicable parties shall deliver to the Transferee any state and local transfer tax declarations that may be required by applicable law or regulation to be filed with state or local governmental authorities. Any transfer taxes due with respect to the Membership Interest Assignment, whether such is the obligation of, or levied or assessed against, any party hereto or their respective property, shall be paid by Transferee in a timely manner.

(c)            Bank Accounts.  Transferee and Holdings shall cause all bank accounts in the name of Holdings or any Subsidiary maintained with CIBC Bank USA or any affiliate (collectively, “CIBC”) to be separate and segregated from any bank accounts in the name of Summit REIT (or any of its affiliates after giving effect to the Membership Interest Assignment) held with CIBC, and, from and after the Effective Date, Summit REIT (and its affiliates after giving effect to the Membership Interest Assignment) will not be responsible for fees for bank accounts in the name of Holdings or any Subsidiary maintained with CIBC.

8.            Miscellaneous.

(a)            Governing Law. This Agreement shall be construed in accordance with, and be governed by, the laws of the State of New York without regard to its conflict of laws provisions.

(b)            Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile and PDF counterparts, which, when taken together, shall constitute one and the same instrument.

(c)            Severability. In the event that any provision hereof would be invalid or unenforceable in any respect under applicable law, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

(d)            Construction. For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all parties to this Agreement and shall not, therefore, be construed against any party for that reason in any subsequent dispute. The above Recitals are expressly incorporated into this Agreement and deemed to be a material part of this Agreement. Each such Recital is relied upon by the parties hereto in agreeing to the terms of this Agreement and the parties would not have entered into this Agreement in the absence of the acknowledgements and representations set forth in the Recitals and set forth elsewhere in this Agreement. Each matter herein qualified to a party’s “knowledge”, means on the basis of those facts that are known or should have been known by such party after reasonable and diligent inquiry by its executive officers, directors and managers of such party and its affiliates, and includes any facts, matters or circumstances set forth in any written notice from any governmental or regulatory agency or body or any other material written notice received by such party. For the avoidance of doubt, the “knowledge” of Summit REIT means and include the “knowledge” of Summit REIT, Holdings and each Subsidiary.

(e)            Survival. All representations, warranties, covenants and agreements contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

(f)            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

(g)            Joint and Several. The obligations and liabilities of Summit REIT and Transferor under this Agreement shall be joint and several.

(h)            No Third Party Beneficiaries. Except as otherwise set forth herein, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and its successors and permitted assigns, and it is not the intention of the parties hereto to confer third-party beneficiary rights upon any other person or entity.

(i)            Amendments. Any term, condition or provision of this Agreement may be amended, modified or waived from time to time if, and only if, such amendment, modification or waiver is in writing and signed by each party to this Agreement.

(j)            Assignment. No rights, interests or obligations herein of Summit REIT or Transferor may be assigned without the prior written approval of the other parties hereto.

(k)            Entire Agreement. This Agreement and the other agreements and documents referred to herein and therein contain the complete agreement among the parties hereto with respect to the subject matter set forth herein, and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, that may have related to the subject matter hereof in any way.

(l)            Conveyance Absolute. Transferor's execution and delivery of this Agreement is and will be an absolute conveyance and transfer of all of Transferor's right, title, and interest in and to the Transferred Membership Interests, in fact as well as form. The consideration for such conveyance and transfer is exactly as recited herein. Neither Transferor nor Summit REIT has any further interest (including rights of possession, repurchase, cure or redemption) or claim in and to such membership interests in Holdings, or to the proceeds and profits, if any, which may be derived therefrom or from the ownership of the Subsidiaries.

(m)            Further Assurances. The parties will promptly execute and deliver such documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

TRANSFEROR:

Summit Healthcare Operating Partnership, LP, a Delaware limited partnership

By: SUMMIT HEALTHCARE REIT, INC., a Maryland corporation, its Manager

By:	/s/ Elizabeth Pagliarini
Name: Elizabeth Pagliarini
Title: Chief Executive Officer

TRANSFEREE:

ADJACENT INTERMEDIATE HOLDINGS, inc.

By:	/s/ Paul S Valentine
Name: Paul S Valentine
Title:Authorized Signatory

SUMMIT REIT:

SUMMIT HEALTHCARE REIT, INC., a Maryland corporation

By:	/s/ Elizabeth Pagliarini
Name: Elizabeth Pagliarini
Title: Chief Executive Officer

Signature Page to Membership Interest Assignment and Release of Guaranty Agreement

JUNIOR LOAN AGENT:

OXFORD FINANCE LLC, a Delaware limited liability company, as Agent

By:	/s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

MEZZANINE LOAN AGENT:

OXFORD FINANCE LLC, a Delaware limited liability company, as Agent

By:	/s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

Signature Page to Membership Interest Assignment and Release of Guaranty Agreement

SENIOR LOAN AGENT

CIBC BANK USA, an Illinois banking corporation, as Agent

By:	/s/ Adam Panos
Name: Adam Panos
Title: Managing Director

Signature Page to Membership Interest Assignment and Release of Guaranty Agreement

HOLDINGS:

SUMMIT GEORGIA HOLDINGS LLC

By	SUMMIT HEALTHCARE REIT, INC., a Maryland corporation, its Manager

	By:	/s/ Elizabeth Pagliarini
Name: Elizabeth Pagliarini
Title: Chief Executive Officer

SUBSIDIARIES:

SUMMIT CALHOUN LLC
SUMMIT CARTERSVILLE LLC
SUMMIT CHATSWORTH LLC
SUMMIT DECATUR LLC
SUMMIT FAIRBURN LLC
SUMMIT FLOWERY BRANCH LLC
SUMMIT JASPER LLC,
SUMMIT STONE MOUNTAIN LLC

By:	Paul S. Valentine, Authorized Signatory

	By:	/s/ Paul S Valentine
Name: Paul S. Valentine

Signature Page to Membership Interest Assignment and Release of Guaranty Agreement